UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 24, 2023

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2023, the Board of Directors of LTC Properties, Inc. (“LTC” or the “Corporation”) approved an amendment and restatement of the Corporation’s Bylaws (as so amended and restated, the “Bylaws”), effective May 24, 2023, to among other things:

•	revise the advance notice provisions for stockholder nominations and proposals to require certain additional disclosures with respect to any such stockholder, the stockholder’s nominee(s) or proposal(s), and any other person related to the stockholder’s solicitation of proxies;

•	incorporate Rule 14a-19 (the universal proxy rule), recently promulgated by the U.S. Securities and Exchange Commission (the “SEC”), into the advance notice provisions applicable to stockholder nominations, including to add a requirement for the stockholder submitting a notice of nomination to make a representation as to whether the stockholder intends to solicit proxies in support of any nominee other than the Board of Directors’ nominee(s) in accordance with Rule 14a-19, and, on request of the Corporation, to provide reasonable evidence that certain requirements of such rule have been satisfied;

•	change the deadline for stockholders to submit notice to the Corporation of nominations and proposals (other than a shareholder proposal submitted under Rule 14a-8 promulgated by the SEC) to be not less than 120 days nor more than 150 days prior to the anniversary date of the last annual meeting of stockholders;

•	require any stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors;

•	address certain matters involving the conduct and administration of meetings of stockholders; and

•	make various other ministerial and conforming changes, and changes in furtherance of gender neutrality.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as so amended and restated, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07. — Submission of Matters to a Vote of Security Holders

On May 24, 2023, LTC held its 2023 Annual Meeting of Stockholders virtually, via live webcast. At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1: Stockholders elected six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Cornelia Cheng	27,767,308	229,235	60,237	5,358,684
Boyd W. Hendrickson	22,448,244	5,546,199	62,337	5,358,684
James J. Pieczynski	27,626,180	365,251	65,349	5,358,684
Devra G. Shapiro	26,773,525	1,219,940	63,315	5,358,684
Wendy L. Simpson	26,531,431	1,469,241	56,108	5,358,684
Timothy J. Triche, M.D.	23,690,261	4,304,349	62,170	5,358,684

Proposal No. 2: Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC for fiscal 2023, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
32,133,462	1,177,106	104,896	-0-

Proposal No. 3: Stockholders approved, on an advisory basis, the compensation of the named executive officers of LTC, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
26,542,637	1,378,871	135,272	5,358,684

Proposal No. 4: Stockholders indicated their preference for one year in the advisory vote on the frequency of future advisory votes on executive compensation, based upon the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
27,136,154	86,996	755,142	78,488	5,358,684

In light of the voting results on this Proposal 4, the Board of Directors has determined that LTC will continue to include an advisory vote on executive compensation in LTC’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than LTC’s 2029 Annual Meeting of Stockholders.

Item 9.01. — Financial Statements and Exhibits

3.2	Bylaws of LTC Properties, Inc., as amended and restated May 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 26, 2023	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman & CEO